Exhibit 15.3

KPMG Huazhen LLP
12F, Building A
Ping An Finance Centre
280 Minxin Road
Shangcheng District
Hangzhou 310016
China
Telephone	+86 (571) 2803 8000
Fax	+86 (571) 2803 8111
internet	kpmg.com/cn

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-379130) on Form S-8 of our report dated April 30, 2025, with respect to the consolidated and combined financial statements of Lotus Technology Inc.

/s/ KPMG Huazhen LLP

Hangzhou, China

April 30, 2025